Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CTC Media, Inc. (the ‘‘Company’’) on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), we, Alexander Rodnyansky, Chief Executive Officer of the Company, and Nilesh Lakhani, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1                   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2                   the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ALEXANDER RODNYANSKY	/s/ NILESH LAKHANI
Alexander Rodnyansky	Nilesh Lakhani
Chief Executive Officer	Chief Financial Officer
July 31, 2007	July 31, 2007

A signed original of this written statement required by Section 906 has been provided to CTC Media, Inc. and will be retained by CTC Media, Inc. and furnished to the SEC or its staff upon request.